October 2, 2015


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0001

Re: FMC Technologies, Inc. - Power of Attorney

To whom it may concern:

Know by these presents, that the undersigned hereby constitutes and appoints each of Diane B. Ralston, Jay A. Nutt, Lisa P. Wang or Mark D. Wolf, signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

1.	Execute for an on behalf of the undersigned, in the
	undersigned's capacity as a director of FMC Technologies, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

2.	Do and perform any and all acts for and on behalf of the
	undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange
	Commission and any other similar authority; and

3.	Take any other action of any type whatsoever in connection
	with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

	IN WITNESS WHEREOF, the undersigned has caused the Power of Attorney to be executed as of this 1st day of October 2015.


Sincerely,

/s/
Kay Priestly